UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2019

Cloudweb, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12A Greenhill Street, Dept. 106 Stratford Upon Avon Warwickshire, United Kingdom	CV376L
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +44 20 8050 2379

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously announced on our Current Report on Form 8-K filed on November 27, 2019, a majority of stockholders of our company and our board of directors approved a reverse stock split of our issued and outstanding shares of common stock on a basis of up to one hundred and fifty (150) old shares for one (1) new share of common stock.

The name change and reverse stock split have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and have been approved for filing with an effective date of December 19, 2019.

Articles of Amendment to our Articles of Incorporation were filed on December 9, 2019 with the Florida Secretary of State in connection with the reverse split, with an effective date of December 18, 2019.

The reverse split will become effective with the OTC Markets at the opening of trading on December 19, 2019 under the symbol “CLOWD”. The “D” will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 18915A301.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on December 9, 2019, with an effective date of December 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi De Liao
Zhi De Liao

Date: December 18, 2019

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